Exhibit 5.1

April 27, 2020
Marathon Petroleum Corporation
539 South Main Street
Findlay, Ohio 45840-3229
Re: Registration Statement on Form S-3 Filed by Marathon Petroleum Corporation
Ladies and Gentlemen:
We have acted as counsel for Marathon Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 5,195,963 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company that may be issued or delivered and sold pursuant to the Marathon Petroleum Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued or delivered and sold pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value of the Shares.
In rendering the opinion above, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company, and the Company will take no action inconsistent with such resolutions.
As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company to effect registration of the Shares under the Act

Marathon Petroleum Corporation
April 27, 2020

and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day